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                                                                   Exhibit 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 11, 1993, included and incorporated by reference in Zenith Electronics Corporation's Annual Report on Form 10-K for the year ended December 31, 1992, and to all references to our Firm included in this Registration Statement.



                                        /s/ Arthur Andersen & Co.

                                        ARTHUR ANDERSEN & CO.


Chicago, Illinois,
February 9, 1994